Februar y 6 , 2014 Fourth Quarter 2013 Earnings Call

Safe Harbor Statement FORWARD-LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2012 and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation, and unless otherwise noted, has not been audited by the company’s independent auditors. 2

Executive Summary - Financial Overview FULL YEAR 2013 – DELIVERED STRONG RETURN ON BOOK VALUE • Produced full year 2013 return on book value of 10.4%(1) with dividends of $2.18(2) per share, despite a volatile interest rate and mortgage spread environment • Reported Comprehensive Income for the full year of $327.3 million, representing a return on average equity of 8.5%, or $0.93 per diluted weighted average share • Repurchased 2.5 million shares for a total cost of $23.9 million; the total authorization under the repurchase program is 25 million shares, which implies significant flexibility to optimize shareholder value going forward FOURTH QUARTER • Reported book value of $10.56 per weighted average diluted common share at December 31st and declared a fourth quarter cash dividend of $0.26 per share, representing a return on book value for the fourth quarter of 4.5%(1) • Delivered Comprehensive Income of $171.4 million, representing a return on average equity of 17.7%, or $0.47 per diluted weighted average common share • Generated Core Earnings(3) of $76.4 million, or $0.21 per diluted weighted average common share 3 (1) See Appendix page 18 for calculation of fourth quarter and full-year 2013 return on book value. (2) Includes the special dividend of Silver Bay common stock amounting to $1.01 per share, as measured in accordance with GAAP. (3) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with the company’s inverse interest-only securities (Agency Derivatives), premium income or loss on credit default swaps, and servicing income, net of estimated amortization. For a reconciliation of GAAP to non-GAAP financials, please refer to the GAAP to non-GAAP reconciliation table in the Appendix on slide 21.

Executive Summary - Strategic Overview ADVANCING STRATEGIC INIT IATIVES MORTGAGE SERVIC ING RIGHTS(MSR) • Completed substantial bulk purchase of MSR from Flagstar Bank – Unpaid principal balance of $40.7 billion – Purchase price of approximately $500 million • Announced two-year flow sale MSR agreement with PHH Mortgage Corporation MORTGAGE LOAN CONDUIT AND SECURIT IZAT ION • Continue to build our originator network and progress towards the creation of an industry-leading conduit platform FEDERAL HOME LOAN BANK OF DES MOINES MEMBERSHIP • Provides access to a variety of products and services • Diversifies our funding sources and increases financing flexibility 4

Monitoring Key Macroeconomic Factors INTEREST RATES • Treasury and mortgage interest rates continue to rise as the Federal Reserve begins to taper its purchases EMPLOYMENT • While unemployment remains high, job creation in recent quarters indicates improvements in the economy • Unemployment is a meaningful determinant of probability of default on a mortgage loan HOME PRICES • The U.S. housing market continues to perform well, with the CoreLogic Home Price Index +11.8%(1) on a rolling 12-month basis • Improving home prices are good for our non-Agency portfolio POLICY CONSIDERAT IONS: • New Federal Housing Finance Agency (FHFA) Director Mel Watt • New Federal Reserve Chair Janet Yellen • Future of Federal Reserve’s Quantitative Easing (QE) plan • GSE Reform • Final Qualified Mortgage (QM) and proposed Qualified Residential Mortgage (QRM) rules 5 (1) As of November 30, 2013

Book Value 6 Q4-2013 Book Value ($M) Q4-2013 Book Value per share Year Ended 2013 Book Value ($M) Year Ended 2013 Book Value per share Beginning Stockholders’ equity – basic $3,773.1 $10.36 $3,450.6 $11.55 GAAP Net Income: Core Earnings, net of tax 76.4 311.9 Realized gains and losses, net of tax 86.3 7.5 Unrealized mark-to-market gains and losses, net of tax 76.0 255.6 Discontinued operations 0.7 4.0 Other comprehensive loss (68.0) (251.7) Dividend declaration (94.9) (770.6)(1) Other 0.0 0.5 Balance before capital transactions 3,849.6 3,007.8 Issuance of common stock, net of offering costs 0.2 763.6 Repurchase of common stock - (23.9) Issuance of common stock through warrant exercise 5.2 107.5 Ending Stockholders’ equity – basic and diluted $3,855.0 $10.56 $3,855.0 $10.56 (1) Includes the special dividend of Silver Bay common stock of $343.5 million. Year ended 2013 Comprehensive Income of $327 million; includes Q4-2013 Comprehensive Income of $171 million Year ended 2013 cash dividend of $1.17 per common share, or $427.1 million, is approximately 100.3% of our taxable income Year ended 2013 accretive share repurchases of 2.5 million shares

E X P E N S E R AT I O Financial Summary 7 F I N A NC IAL H I G H L I G H TS C O R E E A R N I NGS (1) AC C O U NT I NG M AT T E R S (1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with the company’s inverse interest-only securities (Agency Derivatives), premium income or loss on credit default swaps, and servicing income, net of estimated amortization. For a reconciliation of GAAP to non-GAAP financials, please refer to the GAAP to non-GAAP reconciliation table in the Appendix on slide 21. (2) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency derivatives, divided by total equity (3) Implied debt-to-equity, which is calculated after including net long or short TBA position, was 3.1x at December 31, 2013 and 3.2x at September 30, 2013. See detail on slide 14. • Fourth quarter Core Earnings(1) of $0.21 per weighted average share represents an annualized return on average equity of 7.9% • Debt-to-equity(2) is 2.9x(3) compared to 3.0x(3) at Sept. 30, 2013 • Expense ratio increased to 1.3% from 1.0% in Q3-2013 due to the continued build-out of our operational platform and transaction related expenses • GAAP earnings of $0.66 per weighted average share includes realized gains of $86.3 million on the targeted sale of certain RMBS and derivatives • Fair value MSR increased to $514.4 million; MSR accounted for at fair value • No OTTI was generated during the fourth quarter • Released $62 million of credit reserves during the fourth quarter $84.0 $89.7 $78.1 $67.7 $76.4 $0.28 $0.29 $0.21 $0.19 $0.21 $- $0.1 $0.2 $0.3 $0.4 $0.5 $- $20.0 $40.0 $60.0 $80.0 $100.0 Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Core Earnings ($M) Core Earnings Per Share (EPS) 0.7% 0.7% 0.9% 1.0% 1.3% 0.0% 2.0% 4.0% Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Other Operating Expenses as % of Average Equity

2013 Distributions

Distributions, Year Ended December 31, 2013 (in millions, except per share data)	Q1	Q2	Q3	Q4	Total
REIT 2013 taxable income plus prior year undistributed taxable income of $10.7 million					$425.6
Cash distributions	$116.8	$113.4	$102.0	$94.9	$427.1
Silver Bay common stock distribution	345.8	-	-	-	345.8
Total distributions	$462.6	$113.4	$102.0	$94.9	$772.9
Distributions per share					
Cash distributions	$0.3200	$0.3100	$0.2800	$0.2600	$1.1700
Silver Bay common stock distributions	0.9472	-	-	-	0.9472
Total distributions per share	$1.2672	$0.3100	$0.2800	$0.2600	$2.1172
Form 1099 tax characterization per share					
Dividend income	$0.6978	$0.1707	$0.1542	$0.1432	$1.1659
Return of capital (nondividend distribution)	0.5694	0.1393	0.1258	0.1168	0.9513
Total dividend income and return of capital per share	$1.2672	$0.3100	$0.2800	$0.2600	$2.1172
Percent allocation of total distributions to dividend income	55.1%	55.1%	55.1%	55.1%	55.1%
Percent allocation of total distributions to return of capital	44.9%	44.9%	44.9%	44.9%	44.9%
Total percent allocation of total distributions	100.0%	100.0%	100.0%	100.0%	100.0%

Includes 2013 taxable income of $414.9 million and $10.7 million rolled over from 2012 (details on slide 9)

$427.1 million is 2013 total cash distribution

$345.8 million was fair market value of Silver Bay shares on the distribution date

The return of capital distribution of $0.9513 is roughly equivalent to the distribution of Silver Bay common stock of $0.9472

55.1% = Taxable income divided by total distributions, or

$$\frac{\$425.6 \text{ million}}{\$772.9 \text{ million}}$$

All remaining distributions ($345.8 million for Silver Bay + $1.5 million in cash dividends, or 44.9% of total distributions) are treated as return on capital

8

2013 Taxable Income 9 GAAP-to-Taxable Income, Year Ended December 31, 2013 (in millions) REIT TRS Securitization Trusts Consolidated GAAP net income, pre-tax $ 398.6 $ 248.5 $ 16.3 $ 663.4 Permanent differences Silver Bay common stock distribution 2.3 - - 2.3 Securitization Trusts consolidated for GAAP purposes only - - (16.3) (16.3) Temporary differences Net accretion of OID and market discount 34.8 - - 34.8 Unrealized gain on trading securities and derivatives (125.6) (174.6) - (300.2) Taxable Dividends from TRS to REIT 50.0 - - 50.0 Other temporary differences 4.7 0.4 - 5.1 Capital loss deferral 50.1 (42.9) - 7.2 NOL carryover - (52.7) - (52.7) Taxable income (loss) – 2013 414.9 (21.3) - 393.6 Plus: Prior year undistributed taxable income 10.7 - - 10.7 Less: 2013 dividend declaration deduction (425.6) - - (425.6) Taxable income post-dividend deduction $ - $ (21.3) $ - $ (21.3)

Federal Home Loan Bank IN DECEMBER, TH INSURANCE HOLDINGS COMPANY LLC, A WHOLLY OWNED SUBSIDIARY OF TWO HARBORS, WAS GRANTED MEMBERSHIP IN THE FEDERAL HOME LOAN BANK OF DES MOINES (FHLB) • Membership provides up to $1.0 billion of available uncommitted credit for borrowings, which may be adjusted at any time at the sole discretion of the FHLB • Collateral is posted at an asset level, versus blanket lien (i.e., each advance will require approval by the FHLB) • Eligible collateral securing the advances may include conventional 1-4 family residential loans, Agency RMBS and non- Agency RMBS with an A rating and above • Helps diversify our counterparty exposure and funding sources beyond the repo markets • No advances outstanding as of December 31, 2013 10

D I V E R S E AG E N C Y C O U N T E R PART IE S (2) H I G H - Q UAL IT Y N O N - AGE NC Y C O U N T E R PART IE S (3) Financing Profile (1) 11 • We continue to ladder repo maturities, and average 72 days to maturity with 20 counterparties at year-end • All non-Agency repos are held with counterparties having credit default swap (CDS) spreads lower than 150 bps, implying low overall counterparty risk • Approximately 54% of our Agency repo is with counterparties based in North America and 61% of our non-Agency repo is with counterparties based in North America (1) As of December 31, 2013. (2) Reflects the counterparty percentage of our outstanding repurchase agreements for our Agency portfolio. (3) Reflects the CDS Spread for our non-Agency portfolio repo counterparties. 72.6% 27.4% CDS Spread ≤ 100 CDS Spread 101 to 150 12.6% 11.5% 11.1% 9.7% 7.7% 6.8% 6.7% 6.6% 6.3% 5.3% 3.3% 2.7% 2.7% 1.8% 1.8% 1.5% 1.1% 0.8%

BE N C H M A R K I N D I C E S (1) Portfolio Performance Summary 12 P E R FO R M A NC E H I G H L I G H TS N E T I N T E R E ST Y I E L D A N N UAL I ZE D Y I E L D S BY R M BS P O RT FO L I O (3) (1) Source for benchmark indices: Bloomberg (2) Cost of funds includes RMBS financing, as outlined in footnote 2 of slide 22, as well as the financing of mortgage loans held-for-sale. (3) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $5.8 million and $1.5 million for the fourth and third quarters of 2013, respectively. (4) See Appendix page 18 for calculation of fourth quarter and full-year 2013 return on book value. Sector Three Months Ended December 31, 2013 Year Ended December 31, 2013 Agency Strategy: Barclays US MBS Fixed Rate Index vs. duration-matched swap at 6:1 leverage (1.2%) (5.8%) Credit: ABX 06-2 AAA 3.3% 13.4% Proxy for 50% Agency and 50% Non- Agency Strategy 1.1% 3.8% Two Harbors’ Return on Book Value(4) 4.5% 10.4% 2.9% 2.9% 2.7% 2.8% 3.1% 9.5% 9.2% 9.1% 9.0% 8.9% 4.0% 4.0% 3.7% 4.0% 4.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Agency RMBS Non-Agency RMBS Aggregate RMBS Portfolio • Significant outperformance vs. benchmark indices in 2013 as a result of prudent risk management • Strong book value performance in the quarter was driven primarily by the credit strategy • IOs, IIOs and MSR contributed to higher Agency yields Portfolio Metrics Three Months Ended December 31, 2013 Three Months Ended September 30, 2013 Annualized portfolio yield during the quarter 4.3% 4.1% Rates Strategy Agency RMBS, Agency Derivatives and Mortgage Servicing Rights 3.2% 2.8% Credit Strategy Non-Agency RMBS, including net economic interest in securitizations 8.8% 9.1% Mortgage loans held-for-sale Prime nonconforming residential mortgage loans 4.0% 4.0% Credit sensitive residential mortgage loans 5.2% 5.0% Annualized cost of funds on average repurchase balance during the quarter(2) 1.1% 1.3% Annualized interest rate spread for aggregate portfolio during the quarter 3.2% 2.8%

TA RG ET E D C A P I TAL A L LO C AT I O N H I G H L I G H TS P O RT FO L I O C O M P O S I T I O N Portfolio Composition 13 • Capital allocation at December 31, 2013 was 57% Rates(3) and 43% Credit(4) • Agencies declined to 44% of capital allocation while MSR increased to 13% at December 31st • Going forward, we expect our allocation to MSR to increase as we continue to build our operational platform Rates(3) $10.2B Credit(4) $3.5B AS OF DECEMBER 31, 2013 $13.7B Portfolio $ Millions 30-Year Fixed $5,649 15-Year Fixed $72 HECM(1) $1,793 Other-Fixed $720 IOs and IIOs(2) $475 Hybrid ARMs $1,007 Mezzanine $469 Senior $2,282 Other $281 CSLs $425 MSR $514 (1) Home Equity Conversion Mortgage loans (HECMs) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (2) Includes Agency Derivatives (IIOs) of $218.5 million. (3) Assets in the “Rates” category include Agency securities and MSR. (4) Assets in the “Credit” category include non-Agency securities, prime jumbo loans, net economic interest in securitization trusts and CSLs. 50% 60% 60% 55% 55% 52% 52% 57% 53% 52% 54% 55% 57% 40% 40% 45% 45% 48% 44% 36% 37% 38% 46% 45% 43% 4% 7% 10% 10% 0% 10% 20% 30% 40% 50% 60% 70% 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 Rates Credit Residential Real Properties

BV E X P O S U R E TO + 100BP S C H A N G E I N R AT E S (2) H E D G I N G ST R AT E GY P O RT FO L I O M E T R I C S Key Portfolio Metrics 14 • Low implied debt-to-equity(1) ratio of 3.1x at December 31 vs. 3.2x at September 30 • Long-term target debt-to-equity ratios ― Agency: 6.0-7.0x ― Non-Agency: 1.0-1.5x • Non-Agency speeds favorable as fundamentals have improved Portfolio Metrics Q3-2013 Q4-2013 Agency Weighted average 3-month CPR(3) 8.7% 7.9% Weighted average cost basis(4) $108.1 $108.2 Non-Agency Weighted average 3-month CPR 4.8% 3.8% Weighted average cost basis(4) $52.6 $53.7 Change in equity value for +100bps change in interest rates(2) (1.2%) (1.8%) Implied Debt-to-equity(1) 3.2x 3.1x • Marginally short position with respect to interest rate risk • Exposure includes duration measures for our MSR, non- Agency, and loan positions, as well as all associated rate hedges • Low leverage and Agency RMBS positioning drives low basis risk exposure (1) Implied debt-to-equity is calculated after including net long or short TBA position. As of December 31, 2013 and September 30, 2013, the net TBA position was long $603 million and long $857 million notional, respectively. (2) Represents estimated percentage change in equity value for theoretical +100 bps parallel shift in interest rates. Change in equity value is total net asset change. (3) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes derivatives. (4) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency IO portfolio would have been $49.28 at December 31, 2013. (1.8%) 0.1% 9.9% (1.2%) (1.8%) (10%) (6%) (2%) 2% 6% 10% Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013

Mortgage Servicing Rights

BULK ACQUISITION OF MSR FROM FLAGSTAR

- MSR on residential mortgage loans
- Underlying pool of mortgage loans is comprised of Fannie Mae and Ginnie Mae loans that were originated primarily after 2010
- Subservicing agreement with Flagstar Bank to provide ongoing servicing of the underlying mortgage loans

FLOW AGREEMENT WITH PHH MORTGAGE CORPORATION (PHH) TO ACQUIRE MSR

- Entered into a flow sale agreement with PHH to acquire MSR on at least 50% or more of PHH's newly-originated residential mortgage loans (including Fannie Mae and Ginnie Mae) that are eligible for sale, subject to quarterly pricing
- Subservicing agreement with PHH to provide ongoing servicing of the underlying mortgage loans
- The flow sale agreement has an initial term of two years

FOURTH QUARTER PERFORMANCE

- The company recognized $10.8 million of servicing income, $2.2 million of sub-servicing expense and $13.1 million increase in fair value of MSR

MSR PORTFOLIO CHARACTERISTICS AT DECEMBER 31, 2013	
Fair Value ($M)	$514.4
Unpaid Principal Balance ($B)	$42.3
Weighted Average Coupon	3.9%
Original FICO Score	734
Original LTV	75%
60+ Day Delinquencies	0.6%
Servicing Spread (less subservicing expense)	25 basis points
Vintage:	
Pre-2009	4%
2009-2012	64%
Post 2012	32%
Percent of MSR Portfolio:	
Ginnie Mae	~33.5%
Fannie Mae	~66.3%

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Mortgage Loan Conduit & Securitization ONGOING PROGRESS BUILDING OUR ORIGINATOR PLATFORM • Completed two prime jumbo securitizations in 2013, totaling over $800 million • Over 30 originators in various stages of approval • Ability to source prime jumbo loans as well as other products, creating mutually beneficial relationships with originator partners • Goal is to generate attractive investments for our portfolio while providing capital to the U.S. mortgage market • Robust mortgage acquisition process and infrastructure will allow us to control and manage loans we purchase and securitize, including credit and servicing oversight 16

Appendix

Return on Book Value 18 Return on book value Q4-2013 (Per diluted share amounts, except for percentage) Book value at December 31, 2013 ($) $10.56 Book value at September 30, 2013(1) 10.35 Increase in book value 0.21 Dividend declared in Q4-2013 0.26 Return on book value Q4-2013 ($) $0.47 Return on book value Q4-2013 (%)(2) 4.5% Year Ended December 31, 2013 Return on Book Value (Per diluted share amounts, except for percentage) Book value at December 31, 2013 ($) $10.56 Book value at December 31, 2012(1) 11.54 Decrease in book value (0.98) Dividends declared in 2013(3) 2.18 Return on book value at December 31, 2013 ($) $1.20 Return on book value at December 31, 2013 (%)(4) 10.4% (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (2) Return on book value for quarter ended December 31, 2013 is defined as the increase in book value per diluted share, from September 30, 2013 to December 31, 2013 of $0.21, plus dividend declared of $0.26 per share, divided by September 30, 2013 diluted book value of $10.35 per share. (3) Includes the Silver Bay common stock distribution amounting to $1.01 per share, as measured in accordance with GAAP. (4) Return on book value for year ended December 31, 2013 is defined as the decrease in book value per diluted share, from December 31, 2012 to December 31, 2013 of $0.98, plus dividend declared of $2.18 per share, divided by December 31, 2012 diluted book value of $10.56 per share.

D I V I D E NDS (1) Portfolio Performance Summary 19 C O M P R E H E N S I V E I N C O M E BO O K VA LU E A N D D I V I DE ND (1) P E R S H A R E (2) G A A P N E T I N C O M E (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. (2) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (3) Includes cash dividend of $0.32 per share and the Silver Bay common stock distribution amounting to $1.01 per share, as measured in accordance with GAAP. (4) Dividend yield based on cash dividend of $0.32 per share only. Does not include Silver Bay common stock distribution. $185.4 $248.0 $(146.1) $54.0 $171.4 21.6% 26.9% (14.2%) 5.7% 17.7% -50.0% 0.0% 50.0% 100.0% $(300) $- $300 $600 Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Comprehensive Income ($M) Comprehensive Income ROAE (%) $0.55 $0.32 $0.31 $0.28 $0.26 19.9% 10.2%(4) 12.1% 11.5% 11.2% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Dividend per Share ($) Dividend Yield (%) $189.3 $143.7 $388.6 ($192.7) $239.4 $0.64 $0.47 $1.06 $(0.53) $0.66 $(1.00) $(0.50) $- $0.50 $1.00 $1.50 $(300) $(200) $(100) $- $100 $200 $300 $400 Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 GAAP Net Income ($M) GAAP EPS ($) $11.54 $11.19 $10.47 $10.35 $10.56 $0.55 $1.33(3) $0.31 $0.28 $0.26 $8.00 $10.00 $12.00 Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Book Value ($) Dividend declared ($)

Operating Performance

(In millions, except for per share data)	Core Earnings	Realized Gains	Unrealized MTM	Q3-2013 Financials		Core Earnings	Realized Gains	Unrealized MTM	Q4-2013 Financials
Interest income	$138.0	$ -	$ -	$138.0		$137.4	$ -	$ -	$137.4
Interest expense	24.9	-	-	24.9		26.9	-	-	26.9
Net interest income	113.1	-	-	113.1		110.5	-	-	110.5
Net other-than-temporary impairment losses	-	-	-	-		-	-	-	-
(Loss) gain on investment securities	-	(231.5)	1.4	(230.1)		-	98.7	(0.8)	97.9
(Loss) gain on interest rate swaps and swaptions(1)	(15.1)	40.8	(81.1)	(55.4)		(10.1)	34.2	(2.3)	21.8
(Loss) gain on other derivative instruments(2)	(7.5)	115.6(3)	(87.7)	20.4		(2.4)	(47.9)(4)	79.6	29.3
(Loss) gain on mortgage loans held-for-sale	-	(11.7)	7.2	(4.5)		-	(0.1)	(8.5)	(8.6)
Servicing income	-	-	-	-		10.6	-	-	10.6
Servicing asset valuation	-	-	-	-		(5.4)	-	18.5	13.1
Other income (loss)	1.2	-	9.6	10.8		0.4	(1.1)	(1.3)	(2.0)
Total other (loss) income	(21.4)	(86.8)	(150.6)	(258.8)		(6.9)	83.8	85.2	162.1
Management fees & other operating expenses	22.1	2.1	-	24.2		26.2	1.1	-	27.3
Net income (loss) from continuing operations before income taxes	69.6	(88.9)	(150.6)	(169.9)		77.4	82.7	85.2	245.3
Income tax (benefit) expense	1.9	23.5	(1.7)	23.7		1.0	(3.6)	9.2	6.6
Net income (loss) from continuing operations	**67.7**	**(112.4)**	**(148.9)**	**(193.6)**		**76.4**	**86.3**	**76.0**	**238.7**
Discontinued operations	-	0.9	-	0.9		-	0.7	-	0.7
Net income (loss)	**$67.7**	**($111.5)**	**($148.9)**	**($192.7)**		**$76.4**	**$87.0**	**$76.0**	**$239.4**
Basic and diluted weighted average EPS	$0.19	($0.31)	($0.41)	($0.53)		$0.21	$0.24	$0.21	$0.66

(1) Q4-2013 (loss) gain on interest rate swaps and swaptions includes $10.1 million in interest costs, of which $1.7 million relates to swaps associated with U.S. Treasuries.
(2) Core Earnings includes $9.0 million and $8.2 million of net premium amortization on credit default swaps for the third quarter and the fourth quarter of 2013, respectively.
(3) Includes $85.9 million, net of taxes, of realized gains from to-be-announced securities (TBAs) and TBA options.
(4) Includes $9.3 million, net of taxes, of realized loss from TBAs and TBA options.

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Operating Performance 21 (In thousands, except for per share data) Three Months Ended December 31, 2013 Year Ended December 31, 2013 Reconciliation of GAAP to non-GAAP Information Core Earnings: Net income attributable to common stockholders $ 239,414 $ 579,039 Adjustments for non-core earnings: (Gain) loss on sale of securities and mortgage loans, net of tax (98,624) 68,610 Unrealized loss on trading securities and mortgage loans held-for-sale, net of tax 6,164 9,034 Other-than-temporary impairment loss, net of tax - 1,662 Gain on termination or expiration of swaps and swaptions, net of tax (21,075) (12,836) Gain on interest rate swaps and swaptions economically hedging repurchase agreements, TBAs, MSRs, trading securities and available-for-sale securities, net of tax (8,277) (241,680) Gain on other derivative instruments, net of tax (25,713) (59,244) Realized and unrealized loss (gain) on financing securitizations 2,417 (14,204) Unrealized gain, net of tax, on mortgage servicing rights (17,885) (18,687) Securitization deal costs, net of tax - 3,430 Income from discontinued operations (735) (3,999) Amortization of intangibles 704 704 Core Earnings $ 76,390 $ 311,829 Weighted average shares outstanding - Diluted 364,700,903 350,992,387 Core Earnings per weighted average share outstanding - Diluted 0.21 0.89

RMBS Portfolio Metrics 22 AGENCY RMBS CPR PORTFOLIO YIELDS AND METRICS (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $1.5 million and $5.8 million for the third and fourth quarters of 2013, respectively. (2) Cost of financing RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $14.0 million and $9.2 million for the third and fourth quarters of 2013, respectively. Interest spread expense increased cost of financing RMBS by 0.5% and 0.3% in the third and fourth quarters of 2013, respectively. (3) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $49.28 at December 31, 2013. (4) Represents range of the percentage change in equity value for + 100 bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage. (5) Implied debt-to-equity is calculated after including net long or short TBA position. As of December 31, 2013 and September 30, 2013, the net TBA position was long $603 million and long $857 million notional, respectively. Portfolio Yield Realized Q3-2013 At September 30, 2013 Realized Q4-2013 At December 31, 2013 Annualized yield(1) 4.0% 4.1% 4.2% 4.1% Agency(1) 2.8% 2.9% 3.1% 3.0% Non-Agency 9.0% 9.0% 8.9% 9.0% Cost of financing(2) 1.2% 1.2% 1.1% 1.1% Net interest spread 2.8% 2.9% 3.1% 3.0% Portfolio Metrics Q3-2013 Q4-2013 Agency Weighted average 3-month CPR 8.7% 7.9% Weighted average cost basis(3) $108.1 $108.2 Non-Agency Weighted average 3-month CPR 4.8% 3.8% Weighted average cost basis(3) $52.6 $53.7 Change in equity value for +100bps change in interest rates(4) (1.2%) (1.8%) Implied Debt-to-Equity(5) 3.2x 3.1x NON-AGENCY RMBS CPR 3.2% 2.6% 4.0% 4.8% 3.8% 0.0% 5.0% 10.0% 15.0% 20.0% Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Non-Agency RMBS CPR 6.6% 7.0% 8.7% 8.7% 7.9% 0.0% 5.0% 10.0% 15.0% 20.0% Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Agency RMBS CPR

I N T E R E ST R AT E SWA P S (2) F I N A NC ING Financing and Hedging Strategy(1) 23 (1) As of December 31, 2013. (2) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities, $3.1 billion of notional interest rate swaps hedging our available-for-sale securities, and $1.1 billion of notional interest rate swaps economically hedging our TBA contracts and MSR. (3) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held-for-sale of $147.3 million. Swaps Maturities Notional Amounts ($M) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) 2014 $ 3,900 0.300% 0.245% 0.76 2015 1,000 0.383% 0.244% 1.04 2016 2,950 0.626% 0.246% 2.42 2017 5,300 0.920% 0.217% 3.49 2018 and after 1,275 1.406% 0.242% 5.04 $ 14,425 0.698% 0.235% 2.50 Repurchase Agreements: RMBS and Agency Derivatives(3) Amount ($M) Percent (%) Within 30 days $3,832 35% 30 to 59 days 2,014 18% 60 to 89 days 2,226 20% 90 to 119 days 1,386 12% 120 to 364 days 1,448 13% One year and over 200 2% $11,106

I N T E R E ST R AT E SWA P T I O NS Financing and Hedging Strategy(1) 24 (1) As of December 31, 2013. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer < 6 Months $ 10.4 $ 10.5 2.78 $ 675 3.33% 3M Libor 10.0 Payer ≥ 6 Months 223.5 353.1 39.14 6,000 4.27% 3M Libor 9.0 Total Payer $ 233.9 $ 363.6 38.16 $ 6,675 4.18% 3M Libor 9.1 Receiver < 6 Months $ 4.0 $ 0.7 1.93 $ 275 3M Libor 2.89% 10.0 Total Receiver $ 4.0 $ 0.7 1.93 $ 275 3M Libor 2.89% 10.0 Sale Contracts: Payer < 6 Months $ (3.5) $ (7.7) 1.93 $ (510) 1.60% 3M Libor 5.0 Payer ≥ 6 Months (81.2) (86.4) 42.02 (800) 3.44% 3M Libor 10.0 Total Payer $ (84.7) $ (94.1) 33.68 $ (1,310) 2.72% 3M Libor 8.1 Receiver < 6 Months $ (3.5) $ (0.5) 1.93 $ (510) 3M Libor 1.60% 5.0 Total Receiver $ (3.5) $ (0.5) 1.93 $ (510) 3M Libor 1.60% 5.0

Agency Securities as of December 31, 2013 25 Par Value (M) Market Value (M) % of Agency Portfolio Amortized Cost Basis (M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 3.0-3.5% $719 $715 7.4% $765 3.5% 19 4.0-4.5% 3,855 4,008 41.3% 4,185 4.1% 19 ≥ 5.0% 837 926 9.5% 909 5.5% 60 $5,411 $5,649 58.2% $5,859 4.3% 26 15-Year Fixed 3.0-3.5% $68 $69 0.7% $67 3.0% 38 4.0-4.5% 2 2 0.0% 2 4.0% 43 ≥ 5.0% 1 1 0.0% 1 6.7% 105 $71 $72 0.7% $70 3.1% 38 HECM $1,641 $1,793 18.4% $1,747 4.7% 26 Hybrid ARMs 994 1,007 10.4% 1,001 2.5% 22 Other-Fixed 658 720 7.4% 715 4.9% 73 IOs and IIOs 4,670 475(1) 4.9% 485 4.2% 65 Total $13,445 $9,716 100.0% $9,877 4.2% 31 (1) Represents the market value of $256.4 million of IOs and $218.5 million of Agency Derivatives.

Non-Agency Securities as of December 31, 2013

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$2,282	$469	$2,751
% of Non-Agency Portfolio	83.0%	17.0%	100.0%
Average Purchase Price(1)	$52.58	$59.09	$53.69
Average Coupon	2.5%	1.6%	2.3%
Weighted Average Market Price(2)	$65.27	$72.70	$66.43
Collateral Attributes			
Average Loan Age (months)	86	99	88
Average Loan Size ($K)	$263	$196	$252
Average Original Loan-to-Value	73.1%	72.6%	73.0%
Average Original FICO(3)	614	647	620
Current Performance			
60+ Day Delinquencies	32.7%	26.6%	31.7%
Average Credit Enhancement(4)	9.0%	20.8%	11.0%
3-Month CPR(5)	3.5%	5.6%	3.8%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $47.97, $56.37 and $49.28, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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RMBS Portfolio Composition 27 Agency: Vintage & Prepayment Protection Q3-2013 Q4-2013 High LTV (predominately MHA)(1) 24% 24% HECM 18% 19% $85K Max Pools(2) 14% 14% 2006 & subsequent vintages – Premium and IOs 14% 14% Low FICO(3) 7% 7% 2006 & subsequent vintages – Discount 7% 7% Seasoned (2005 and prior vintages) 6% 5% Other Low Loan Balance Pools(4) 5% 5% Prepayment Protected 5% 5% Non-Agency: Loan Type Q3-2013 Q4-2013 Sub-Prime 86% 83% Option-ARM 7% 8% Prime 3% 5% Alt-A 4% 4% (1) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools. MHA pools consist of borrowers who have refinanced through the HARP. (2) Securities collateralized by loans of less than or equal to $85K. (3) Securities collateralized by loans held by lower credit borrowers as defined by FICO. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. Implicit or Explicit Prepayment Protection